UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 4, 2007, Dollar General Corporation (NYSE: DG), a Tennessee corporation, issued the press release attached hereto as Exhibit 99.1, in which it announced that Buck Acquisition Corp., a Tennessee Corporation (“Buck”), which is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), has commenced a cash tender offer to purchase any and all of Dollar General’s $200 million aggregate principal amount outstanding 8-5/8% Notes due 2010 (CUSIP No. 256669AC6) (the “Notes”). In conjunction with the tender offer, Buck also is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. The tender offer and consent solicitation are being conducted in connection with anticipated merger (the “Merger”) of Buck with and into Dollar General. Dollar General’s shareholders are scheduled to vote on the proposed Merger on June 21, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial statements of businesses acquired.  N/A
(b)    Pro forma financial information.  N/A
(c)    Shell company transactions. N/A
(d)    Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2007	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

2

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated June 4, 2007.